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                                                                    EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    As the independent certified public accountants, we hereby consent to the incorporation in the form 10-K of National Technical Systems, Inc. for the fiscal year ended January 31, 2000 of our report June 19, 1998 on the financial statements of XXCAL, Inc. as of and for the year ended December 31, 1997.

                                          /s/ Duitch, Franklin & Co, LLP

Los Angeles, California
April 25, 2000